Exhibit 10.2

SECOND AMENDMENT TO THE

MERCANTILE BANK

AMENDED AND RESTATED

DEFERRED COMPENSATION PLAN

THIS AMENDMENT (the "Amendment") is adopted this 21st day of November 2024, by MERCANTILE BANK (the "Company"), a state-chartered commercial bank, and is effective as of January 1, 2025.

WHEREAS, the Company sponsors and maintains the Mercantile Bank of Michigan Amended and Restated Deferred Compensation Plan (the "Plan") for the benefit of eligible executives and directors, as most recently restated as of January 1, 2015, and as amended by a First Amendment effective as of January 1, 2018;

WHEREAS, the Company reserved the right to amend the Plan at any time, provided, that no amendment that would have a material adverse effect on the Deferral Account of a Participant shall be effective without the written consent of the Participant;

WHEREAS, the Company has adopted Nonqualified Deferred Compensation Plan #2 (the “Deferred Compensation Plan #2”) effective as of January 1, 2025;

WHEREAS, effective as of January 1, 2025, members of the Board of Directors and Executive Vice Presidents of the Company may become participants in Deferred Compensation Plan #2 and will no longer be eligible to make Deferrals to this Plan;

WHEREAS, the Company wishes to amend the Plan to address certain matters regarding the transition to Deferred Compensation Plan #2.

NOW THEREFORE, the Plan is amended as follows:

1.         The Company is and shall be referred to as “Mercantile Bank” and the Plan shall be described as the “Mercantile Bank Amended and Restated Deferred Compensation Plan.”

2.         Effective as of January 1, 2025, Directors and Executive Vice Presidents of the Company are not eligible to make deferrals of Compensation to this Plan and are referred to as “Inactive Participants.” For the avoidance of doubt, a deferral election made by an Executive Vice President in 2024 with respect to Performance-Based Compensation to be paid in calendar year 2025 will be credited to this Plan.

3.         Executives (other than Executive Vice Presidents) will continue to be eligible to make deferrals of Base Salary and Bonus to this Plan for the Plan Year beginning January 1, 2025. An Executive may not make a deferral election in 2025 under this Plan with respect to Performance-Based Compensation to be paid in calendar year 2026.

4.         Effective as of January 1, 2026, no Executive shall be eligible to make a deferral of Compensation to this Plan and each Participant shall become an Inactive Participant.

5.         The Deferral Account of each Inactive Participant (a) will continue to be credited to this Plan and will receive interest credits as described in Section 3.1.2; and (b) will be paid by the Company pursuant to the terms of this Plan and each Participant’s Distribution Election Form. All other rights, limitations and restrictions in this Plan shall apply to the Deferral Account of each Inactive Participant, including but not limited to the right to take a distribution due to an Unforeseeable Emergency as described in Section 4.5 and the right to elect a change in the form or timing of a distribution as described in Section 4.8.

6.         Notices to the Plan Administrator under Section 11.13 shall be sent to:

Brett Hoover

Mercantile Bank

310 Leonard Street N.W.

Grand Rapids, MI 49504

7.         Except as hereby amended, the Plan shall remain in full force and effect.

[Signature on following page.]

IN WITNESS WHEREOF, the Company has signed this Amendment as of November 21, 2024.

MERCANTILE BANK By: /s/ Brett Hover Title: EVP - Chief Human Resource Officer

4857-3144-2155 v2 [25476-59]